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                                                                   EXHIBIT 4.13


                    LEASING COMPANY ESCROW ACCOUNT AGREEMENT

                           [PLD ASSET LEASING LIMITED]


                  This LEASING COMPANY ESCROW ACCOUNT AGREEMENT (the "Agreement"), dated as of May 31, 1996, among The Bank of New York, a New York banking corporation, as escrow agent (in such capacity, the "Escrow Agent"), The Bank of New York, a New York banking corporation, as trustee (in such capacity, the "Senior Note Trustee") under the Senior Note Indenture (as defined herein), The Bank of New York, a New York banking corporation, as trustee (in such capacity, the "Convertible Note Trustee") under the Convertible Note Indenture (as defined herein), and PLD Asset Leasing Limited, a Cypriot corporation (the "Leasing Company").

                                    RECITALS

                  A. Pursuant to the Indenture, dated as of May 31, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Note Indenture"), among Petersburg Long Distance Inc., an Ontario corporation (the "Company"), the corporations acting as guarantors and named therein (the "Senior Note Guarantors" and each, a "Senior Note Guarantor") and the Trustee, the Company is issuing $123,000,000 aggregate principal amount at stated maturity of its 14% Senior Discount Notes due June 1, 2004 (the "Senior Notes").

                  B. Pursuant to the Indenture, dated as of May 31, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Convertible Note Indenture"), among the Company, the corporations acting as guarantors and named therein (the "Convertible Note Guarantors") and the Convertible Note Trustee, the Company is issuing $26,500,000 aggregate principal amount of its 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes").

                  C. Pursuant to the Senior Note Indenture and the Convertible
Note Indenture, the Leasing Company has jointly and severally, irrevocably and unconditionally guaranteed all of the obligations of the Company under the Senior Notes, the Senior Note Indenture and the Senior Note Collateral Documents and under the Convertible Notes, the Convertible Note Indenture and the Convertible Note Collateral Documents and all of the obligations of the Senior Note Guarantors under the Senior Note Indenture, Senior Note Guarantees and the other Senior Note Collateral Documents.

                  D. As security for its obligations, among other things, under the Senior Notes and the Senior Note Indenture and as security for its obligations, among other things, under the Convertible Notes and the Convertible
Note Indenture, the Leasing Company is required to enter into a Leasing Company Security and Pledge Agreement of even date herewith (the "Leasing Company


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Security Agreement") with the Senior Note Trustee, the collateral agent named therein (the "Senior Note Escrow Agent") and the Convertible Note Trustee, in which the Company is granting Liens on and a security interest in certain collateral described therein (the "Senior Note Collateral").

                  E. Under the terms of the Senior Note Indenture and the Leasing Company Pledge and Security Agreement, the Leasing Company is required to deposit (i) all funds which it receives from the Company, whether representing the proceeds of the Senior Notes or otherwise, (ii) all payments which it receives from Restricted Subsidiaries or Qualified Joint Ventures allocable or related to or in connection with Telecommunications Asset Leases, Investments constituting lease or rental payments or other payments, or from Persons in which Qualified Investments are made, whether constituting interest and principal payments, dividends or distributions or other payments and (iii) all funds which it receives from other Leasing Companies in a special, segregated and irrevocable account in the name of and beneficially owned by the Leasing Company which is pledged to, and to be under the sole dominion and control of, the Senior Note Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Senior Notes, and the Convertible Note Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Convertible Notes (the "Leasing Company Escrow Account") pending the reinvestment of such amounts in accordance with the Senior Note Indenture.

                  F. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Leasing Company Escrow Account and released from the security interest and Liens described above.

                                    AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Defined Terms. Terms used herein and not defined herein shall have the meanings as defined in the Senior Note Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

                  "Affiliates" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause (i) above or
(iii) any person


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in which such person has, directly or indirectly, a 5% or greater voting or economic interest or the power to control. For purposes of this definition, control of a person means the power, directly or indirectly, to direct or cause the direction of the management or policies of such person whether through the ownership of voting securities or by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applied" means that disbursed funds have been applied pursuant to Section 3(a) or pursuant to Section 6(b) (iii).

                  "Available Funds" means (A) the sum of (i) all amounts deposited in the Leasing Company Escrow Account from time to time and (ii) interest earned or dividends paid on the funds in the Escrow Accounts (including holdings of Eligible Cash Equivalents), less (B) the aggregate disbursements previously made pursuant to this Agreement.

                  "Collateral" shall have the meaning given in Section 6(a) hereof.

                  "Company Senior Note Escrow Account" means the escrow account established pursuant to Section 2(b) of the Company Senior Note Escrow Account Agreement.

                  "Company Senior Note Escrow Account Agreement" means that certain Company Senior Note Escrow Account Agreement of even date herewith among the Escrow Agent, the Trustee and the Company.

                  "Default" means a "Default" as defined in Section 1.1 of the Senior Note Indenture until the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged in which case a "Default" means a "Default" as defined in Section 1.1 of the Convertible Note Indenture if not then satisfied and discharged.

                  "Disbursement Request" means a notice sent by the Leasing Company to the Escrow Agent requesting a disbursement of funds from the Leasing Company Escrow Account, in substantially the form of Exhibit A hereto. Each Disbursement Request shall be signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or any Vice President of the Company.

                  "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, certificates of deposit, or Eurodollar deposits of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for


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underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within ninety days after the date of acquisition thereof and, at the time of acquisition having a rating of A or better from Standard & Poor's or A-2 or better from Moody's, (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 and commercial paper issued by non-bank issuers rated A-1 by Standard & Poor's or P-1 by Moody's and in each case maturing within 270 days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000, (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500,000,000 and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

                  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500,000,000 its equivalent in foreign currency, whose debt is rated "A" (or higher) or the equivalent rating according to Standard & Poor's or Moody's at the time as of which any investment or rollover therein is made.

                  "Escrow Account Statement" shall have the meaning given in Section 2(g).

                  "Escrow Agent" shall have the meaning set forth in the preamble to this Agreement.

                  "Event of Default" means an "Event of Default" as defined in
Section 6.1 of the Senior Note Indenture until the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, in which case "Event of Default" means an "Event of Default" as defined in Section
1.1 of the Convertible Note Indenture if not then satisfied and discharged.

                  "Initial Escrow Amount" shall mean $46,000,000 of the net proceeds received by the Company from the sale of the Senior Notes pursuant to the Purchase Agreement.

                  "Interest Payment Date" means June 1 and December 1 of each year, commencing on December 1, 1996, until the Senior Notes and the Convertible Notes are paid in full.

                  "Issue Date" means June 12, 1996.



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                  "Leasing Company Escrow Account" shall have the meaning given in Section 2(b).

                  "Senior Note Discharge Date" shall mean such time as the Senior Notes are no longer outstanding and the Senior Note Indenture and the Senior Note Collateral Documents have been satisfied and discharged.

                  "Trustees" means, collectively, the Convertible Note Trustee and the Senior Note Trustee.

                  2.       Leasing Company Escrow Account; Escrow Agent.

                  (a) Appointment of Escrow Agent. The Leasing Company and the Trustees hereby appoint the Escrow Agent, and the Escrow Agent hereby accepts appointment, as escrow agent, under the terms and conditions of this Agreement.

                  (b) Establishment of Leasing Company Escrow Account. Concurrent with the execution and delivery hereof, the Escrow Agent shall establish and maintain in the name of the Leasing Company at The Bank of New York, a special, segregated and irrevocable escrow account designated "Leasing Company Escrow Account pledged by PLD Asset Leasing Limited to The Bank of New York, as Trustee" (the "Leasing Company Escrow Account"). All funds accepted by the Escrow Agent pursuant to this Agreement shall be deposited in the name of and beneficially owned by the Leasing Company and pledged to, and under the sole dominion and control of, the Senior Note Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Senior Notes, and the Convertible Note Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Convertible Notes. All such funds shall be held in the Leasing Company Escrow Account until disbursed in accordance with the terms hereof. The Leasing Company Escrow Account, the funds held therein and any Eligible Cash Equivalents held by the Escrow Agent in which such funds are invested shall be beneficially owned by the Leasing Company and pledged to and under the sole dominion and control of the Senior Note Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Senior Notes, and the Convertible Note Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Convertible Notes.

                  (c) The Company shall provide notice to the Collateral Agent and the Trustee of the source of any money deposited to the Leasing Company Escrow Account by reference to the applicable provisions of the Senior Note Indenture, and shall keep an ongoing record of the amounts so deposited and disbursed in accordance with this Escrow Agreement. It shall be the Company's responsibility to satisfy the Collateral Agent as to the accounting for the Escrow Account with a view to ensuring that the amounts required to be calculated for any disbursement are ascertainable.


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                  (d) Escrow Agent Compensation. The Leasing Company shall pay to the Escrow Agent such compensation for services to be performed by it under this Agreement as the Leasing Company and the Escrow Agent may agree in writing from time to time. The Escrow Agent shall be paid any compensation owed to it directly by the Leasing Company and shall not disburse from the Leasing Company Escrow Account any such amounts.

                  The Leasing Company shall reimburse the Escrow Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Escrow Agent shall be paid any such expenses owed to it directly by the Leasing Company and shall not disburse from the Leasing Company Escrow Account any such amounts.

                  The provisions of this Section 2(d) shall survive termination of this Agreement.

                  (e) Investment of Funds in the Leasing Company Escrow Account. Pending investment thereof in accordance with the Senior Note Indenture (and the Convertible Note Indenture, if the Senior Notes are no longer outstanding and the Senior Note Indenture and the Senior Note Collateral Documents have been satisfied and discharged), funds deposited in the Leasing Company Escrow Account shall be invested and reinvested only upon the following terms and conditions:

                           (i) Acceptable Investments. All funds deposited or held in the Leasing Company Escrow Account at any time shall be invested, at the direction of the Leasing Company except during the continuance of a Default or an Event of Default, and at the direction of the Senior Note Trustee, if any of the Senior Notes are outstanding, or the Convertible Note Trustee, if the Senior Notes are no longer outstanding and the Senior Note Indenture and the Senior Note Collateral Documents have been satisfied and discharged, during the continuance of a Default or an Event of Default, by the Escrow Agent in Eligible Cash Equivalents for the Company in accordance with the Company's or the applicable Trustee's written instructions, as applicable, from time to time to the Escrow Agent; provided, however, that any such written instruction shall specify the particular Investment to be made, shall contain the certification referred to in
         Section 2(e)(ii), if required, and shall be executed by any officer of the Company. All Eligible Cash Equivalents shall be assigned to and held in the possession of, or, in the case of Eligible Cash Equivalents maintained in book entry form with the Federal Reserve Bank, transferred to a book entry account in the name of, the Escrow Agent, as pledgee, with such guarantees as are customary, except that Eligible Cash Equivalents maintained in


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         book entry form with the Federal Reserve Bank shall be transferred to a book entry account in the name of the Escrow Agent at the Federal Reserve Bank that includes only Eligible Cash Equivalents held by the Escrow Agent for its customers and segregated by separate recordation in the books and records of the Escrow Agent.

                           (ii) Security Interest in and Lien on Investments. No investment of funds in the Leasing Company Escrow Account shall be made unless the Leasing Company has certified to the Escrow Agent and the Trustees that, upon such investment, each of the Senior Note Trustee and the Convertible Note Trustee will have a first priority perfected Lien and security interest for the benefit of the Senior Note Trustee and the equal and ratable benefit of the Holders of the Senior Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes in the applicable Investment. A certificate as to a class of investments need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Escrow Agent may conclusively assume. Promptly after the Issue Date, and within 3 months after the anniversary of the Issue Date, until the payment in full of the Senior Notes in accordance with the terms thereof and of the Senior Note Indenture, and all other Obligations then due and owing under the Senior Notes, the Senior Note Indenture, this Agreement and the other Senior Note Collateral Documents, each of the Trustees and the Escrow Agent shall receive an Opinion of Counsel, dated each such date as applicable, which opinion shall meet the requirements of Section 314(b) of the Trust Indenture Act of 1939, as amended (the "TIA").

                           (iii) Interest and Dividends. All interest earned and dividends paid on funds invested in Eligible Cash Equivalents shall be deposited in the Leasing Company Escrow Account as additional Collateral beneficially owned by the Leasing Company and pledged to the Senior Note Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Senior Notes, and to the Convertible Note Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Convertible Notes, and shall be reinvested in accordance with the terms hereof.

                           (iv) Limitation on Escrow Agent's Responsibilities. The Escrow Agent's sole responsibilities under this Section 2 shall be
         (A) to retain, or cause its agent in the State of New York to retain, possession of certificated Eligible Cash Equivalents (except, however, that the Escrow Agent may surrender possession to the issuer of any such Eligible Cash Equivalent for the purpose of effecting assignment, crediting


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         interest, or reinvesting such security or reducing such security to cash) and to be the registered or designated owner of Eligible Cash Equivalents which are not certificated, (B) to follow the Leasing Company's or the applicable Trustee's written instructions, as applicable, given in accordance with Section 2(e)(i), (C) to invest and reinvest funds pursuant to this Section 2(e) and (D) to use reasonable efforts to reduce to cash such Eligible Cash Equivalents as may be required to fund any disbursement or payment in accordance with Section
         3. In connection with clause (i) above, the Escrow Agent will maintain, or cause its agent in the State of New York to maintain, continuous possession in the State of New York of certificated Eligible Cash Equivalents and cash included in the Collateral and will cause uncertificated Eligible Cash Equivalents to be registered in the book-entry system of, and transferred to an account of the Escrow Agent or a sub-agent of the Escrow Agent at, the Federal Reserve Bank of New York. Except as provided in Section 6, the Escrow Agent shall have no other responsibilities with respect to perfecting or maintaining the perfection of both Trustees' Liens and security interest in the Collateral and shall not be required to file any instrument, document or notice in any public office at any time or times. In connection with clause (D) above, the Escrow Agent shall not be required to reduce to cash any Eligible Cash Equivalents to fund any disbursement or payment in accordance with Section 3 in the absence of written instructions signed by an officer of the Leasing Company specifying the particular investment to liquidate unless a Default or Event of Default has occurred and is continuing, in which case such written instructions shall be signed by a Trust Officer of the Senior Note Trustee or, after the Senior Note Discharge Date, of the Convertible Note Trustee. If no such written instructions are received, the Escrow Agent shall liquidate those Eligible Cash Equivalents having the lowest interest rate per annum, regardless of maturity, or if none such exist, those having the nearest maturity. The Escrow Agent shall have no duty to determine whether or not to file or record any document or instrument in connection with this Agreement, but will follow the instructions of the applicable Trustee.

                  (f) Substitution of Escrow Agent. The Escrow Agent may resign by giving not less than 30 days' prior written notice to the Leasing Company and the Senior Note Trustee or, after the Senior Note Discharge Date, to the Convertible Note Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds and Eligible Cash Equivalents maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such funds or Eligible Cash Equivalents or this Agreement to a successor Escrow Agent mutually approved by the Leasing Company and the Senior Note Trustee or, after the Senior Note Discharge Date,


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to the Convertible Note Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Leasing Company, the Senior Note Trustee or, after the Senior Note Discharge Date, to the Convertible Note Trustee and such successor Escrow Agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Holders of the Convertible Notes, the Holders of the Senior Notes and the Trustees than this Agreement; and the Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except as set forth in Section 4. If a successor Escrow Agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Leasing Company, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

                  (g) Escrow Account Statement. At least 30 days prior to each Interest Payment Date, the Escrow Agent shall deliver to the Leasing Company, the Trustees and the escrow agent for the Company Senior Note Escrow Account a statement setting forth with reasonable particularity the balance of funds then in the Leasing Company Escrow Account and the manner in which such funds are invested (the "Escrow Account Statement").

                  3.       Disbursements.

                  (a) Disbursement Request; Disbursements. (i) At least two Business Days prior to an Interest Payment Date, the Leasing Company and the Senior Note Trustee, until the Senior Note Discharge Date, and thereafter, the Convertible Note Trustee, shall submit to the Escrow Agent a completed Disbursement Request substantially in the form of Exhibit A hereto requesting funds from the Leasing Company Escrow Account in an amount equal to the interest owed on the Senior Notes under the Senior Note Indenture until the Senior Note Discharge Date, and thereafter, the Convertible Notes under the Convertible Note Indenture, for payment of such interest on such Interest Payment Date, unless the Company or the Leasing Company has disbursed and the Senior Note Trustee or the Convertible Note Trustee, as the case may be, has received funds from the Company or the Leasing Company in such amount on or before such date for such interest payment. Nevertheless, any funds or Eligible Cash Equivalents (or the proceeds or reinvestments thereof) previously designated in an Officer's Certificate delivered pursuant to Section 2(c) of this Agreement as representing funds or Eligible Cash Equivalents designated to satisfy the requirements of
Section 11.4(m) of the Senior Note Indenture and Section 11.8(l) of the Convertible Note Indenture requiring the Company and/or the Leasing Companies to retain in the Company Senior Note Escrow Account and the Leasing Company Escrow Accounts the Senior Note Interest Payment Escrow Amount at all times after November 30, 1998 shall not be disbursed to the Leasing Company except as contemplated in such Section 11.4 and Section


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11.8. Provided that any such Disbursement Request is not rejected by it, the
Escrow Agent, at least on (or if the Senior Note Trustee and the Escrow Agent are the same entity, two Business Days after) receipt of such Disbursement Request, shall disburse the funds requested in such Disbursement Request by wire or book-entry transfer of immediately available funds to the Senior Note Trustee, and shall promptly notify the Convertible Note Trustee of such disbursement. The Escrow Agent shall notify the Trustees as soon as reasonably possible if any such Disbursement Request is rejected and the reason(s) therefor.

         (ii) In addition, the Leasing Company may submit a completed Disbursement Request for a release of funds to the Leasing Company or the Company, as applicable, from the Leasing Company Escrow Account, provided that
(i) the applicable conditions set forth in Section 11.4 of the Senior Note Indenture and Section 11.8 of the Convertible Note Indenture until such time as the Convertible Notes are no longer outstanding and the Convertible Note Indenture has been satisfied and discharged have been satisfied for such release to the Leasing Company or the Company, as applicable, (ii) the Leasing Company shall have delivered to the Senior Note Trustee or the Convertible note Trustee, as applicable, the applicable Officer's Certificate required by such Section
11.4 of the Senior note Indenture or Section 11.8 of the Convertible Note Indenture, as applicable, on or before such disbursement date and (iii) the Senior Note Trustee or Convertible Note Trustee, as applicable, has executed the certification contained in the Disbursement Request. Provided that any such Disbursement Request is not rejected by it, the Escrow Agent at least two (2) Business Days after the receipt of such Disbursement Request shall disburse the funds requested in such Disbursement Request by wire or book-entry transfer of immediately available funds to the Company or the Leasing Company, as applicable. The Escrow Agent shall notify the Trustees and the Leasing Company as soon as reasonably possible if any such Disbursement Request is rejected and the reason(s) therefor.

         (iii) If an Event of Default under the Senior Note Indenture or under the Convertible Note Indenture has occurred and is continuing, the Senior Note Trustee, in the case of an Event of Default under the Senior Note Indenture, or the Convertible Note Trustee, in the case of an Event of Default under the Convertible Note Indenture, shall be entitled unilaterally to initiate withdrawals by executing a Disbursement Request which will be substantially similar to the form of Exhibit A but which need only to be executed by the Senior Note Trustee, in the case of an Event of Default under the Senior Note Indenture, or the Convertible Note Trustee, in the case of an Event of Default under the Convertible Note Indenture.

                  (b) Conditions Precedent to Disbursement. Subject to Section 4 and any mandatory provisions of applicable law, the Escrow Agent shall make the payments to be made pursuant to a


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completed Disbursement Request if (i) the Company shall have submitted, in accordance with the provisions of Section 3(a) herein, such Disbursement Request to the Escrow Agent substantially in the form of Exhibit A with blanks appropriately filled in containing the signed certification of the Senior Note Trustee prior to the Senior Note Payment Date and thereafter of the Convertible Note Trustee included in such form and (ii) the Escrow Agent shall not have received any notice from the Senior Note Trustee that as a result of an Event of Default the Indebtedness represented by the Senior Notes has been accelerated and has become due and payable (in which event the Escrow Agent shall apply all Available Funds as required by Section 6(b)(iii)).

                  (c) No Distributions. Provided that no Event of Default has occurred and is continuing, the Leasing Company shall initiate all requests for withdrawals of funds from the Escrow Account by executing a Disbursement Request and submitting such request to the Senior Note Trustee, if prior to the Senior Note Discharge Date and to the Convertible Note Trustee if subsequent to the Senior Note Discharge Date. However, the Leasing Company shall not be entitled to make withdrawals or distributions or to direct the Escrow Agent to make withdrawals or distributions from the Escrow Accounts except upon certification by the Senior Note Trustee, if prior to the Senior Note Discharge Date and by the Convertible Note Trustee if subsequent to the Senior Note Discharge Date, on a Disbursement Request that the applicable conditions of the Senior Note Indenture or Convertible Note Indenture, as the case may be, have been satisfied, as provided in Section 3(a). The Senior Note Trustee shall, prior to the Senior Note Discharge Date, be entitled unilaterally to initiate withdrawals or any other act.

                  (d) Deposits Irrevocable. Any deposits made into the Leasing Company Escrow Account hereunder shall be irrevocable and the amount of such deposits and any instrument or security held in the Leasing Company Escrow Account hereunder and all interest thereon shall be held in trust by the Escrow Agent and applied solely as provided herein.

                  4. Limitation of the Escrow Agent's Liability; Responsibilities of the Escrow Agent. The Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the Holders of the Senior Notes from time to time or the Holders of the Convertible Notes the performance of the Leasing Company; (ii) the Escrow Agent shall have no responsibility to the Leasing Company or the Holders of the Senior Notes, the Holders of the Convertible Notes or the Trustees from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any negligence or willful misconduct of the Escrow Agent; (iii) the Leasing Company shall remain solely responsible for all aspects of the Leasing Company's business and conduct; and (iv) the Escrow Agent is not obligated to supervise,


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inspect or inform the Leasing Company or any third party of any matter referred to above.

                  No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Eligible Cash Equivalents held by it hereunder, including without limitation any liability for any delay not resulting from negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

                  The Escrow Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Leasing Company or the Trustees in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  The Escrow Agent may act pursuant to the written advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (ii) of the first paragraph of this Section 4) shall not be liable for any action taken or omitted in accordance with such advice.

                  The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                  In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

                  No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                  5. Indemnity. The Leasing Company shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Escrow Agent's performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the negligence or willful misconduct of any of the foregoing persons. The provisions of this Section shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent. The provisions of this paragraph 5 shall survive the termination of this Agreement.

                  6. Grant of Liens and Security Interest; Instructions to Escrow Agent.

                  (a) The Leasing Company hereby irrevocably grants a first priority security interest in and Lien on, and pledges, assigns and sets over to the Senior Note Trustee for the equal and ratable benefit of the Holders of the Senior Notes, and to the Convertible Note Trustee, acting for its benefit and the equal and ratable benefit of the Holders of the Convertible Notes, all of the Leasing Company's right, title and interest in the Leasing Company Escrow Account, and all property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Leasing Company Escrow Account, including, without limitation, all funds held therein, all Eligible Cash Equivalents held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2, and all proceeds thereof as well as all rights of the Leasing Company under this Agreement (collectively, the "Collateral"), in order to secure all obligations and indebtedness of the Leasing Company under the Senior Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Leasing Company or the Senior Note Guarantors under the Senior Note Indenture, the related guarantees thereunder or the Senior Note Collateral Documents to the Holders of the Senior Notes or to the Senior Note Trustee and all obligations and indebtedness of the Leasing Company under the Convertible Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Leasing Company or the Convertible Note Guarantors under the Convertible
Note Indenture, the related guarantees thereunder or the Convertible Note Collateral Documents to the Holders of the Convertible Notes or to the Convertible Note Trustee. The Escrow Agent hereby acknowledges the Trustees' security interest and Lien as set forth above. The Leasing Company shall take all actions necessary on its part to insure the continuance of a first priority security interest in and Lien on the Collateral in favor of the Trustees in order to secure all such obligations and indebtedness.

                  (b) The Leasing Company and the Trustees hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall (i) (A) at all times maintain sole dominion and control over funds and Eligible Cash Equivalents in the Leasing Company Escrow Account, acting for the benefit of the Trustees to the extent specifically required herein, (B) maintain, or cause its agent within the State of New York to maintain, possession of all certificated Eligible Cash Equivalents purchased hereunder that are physically possessed by the Escrow Agent in order for the Trustees to enjoy a continuous perfected first priority security interest therein under the law of the State of New York (the Leasing Company hereby agreeing that in the event any certificated Eligible Cash Equivalents are in the possession of the Leasing Company or a third party, the Leasing Company shall use its best efforts to deliver all such certificates to the Escrow Agent), (C) take all steps specified by the Leasing Company pursuant to paragraph (a) above to cause the Trustees to enjoy a continuous perfected first priority security interest and Liens under the New York Uniform Commercial Code and any applicable law of the State of New York in all Eligible Cash Equivalents purchased hereunder that are not certificated and (D) maintain the Collateral free and clear of all Liens, security interests, safekeeping or other charges, demands and claims against the Escrow Agent of any nature now or hereafter existing in favor of anyone other than the Trustees; (ii) promptly notify the Trustees if the Escrow Agent receives written notice that any Person other than the Trustees has or claims to have a Lien on or security interest in any portion of the Collateral and (iii) in addition to disbursing amounts held in escrow pursuant to any Disbursement Requests given to it by the Senior Note Trustee pursuant to Section 3(a)(iv), upon receipt of written notice from the Trustee of the acceleration of the maturity of the Senior Notes, and direction from the Senior Note Trustee to disburse all Available Funds to the Senior Note Trustee, as promptly as practicable disburse all funds held in the Leasing Company Escrow Account to the Senior Note Trustee and transfer title to all Eligible Cash Equivalents held by the Escrow Agent hereunder to the Senior Note Trustee. The Escrow Agent shall not have any right to receive compensation from either Trustee and is without any authority to obligate either Trustee or to compromise or pledge its security interest and Lien hereunder. Accordingly, the Escrow

Agent is hereby directed to cooperate with the Trustees in the exercise of their respective rights in the Collateral provided for herein.

                  (c) Any money and Eligible Cash Equivalents collected by the Senior Note Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section 6.9 of the Senior Note Indenture.

                  (d) Upon demand, the Leasing Company will execute and deliver to either Trustee such instruments and documents as such Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustees under this Agreement and the Trustees' interest in the Collateral. The Trustees shall be entitled to take all necessary action to preserve and protect the security interest created hereby as a Lien and encumbrance upon the Collateral.

                  (e) The Leasing Company hereby appoints each Trustee as its attorney-in-fact with full power of substitution, exercisable upon the occurrence and during the continuance of a Default or Event of Default, to do any act which the Leasing Company is obligated hereto to do, and each Trustee may, but shall not be obligated to, exercise such rights as the Leasing Company might exercise with respect to the Collateral and take any action in the Leasing Company's name to protect the Trustees' Liens and security interest hereunder. In addition to the rights provided under Section 6(b)(iii) hereof, upon an Event of Default as defined in the Senior Note Indenture and for so long as such Event of Default continues, the Senior Note Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the New York Uniform Commercial Code or other applicable law, and the Senior Note Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Leasing Company except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Senior Note Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Senior Note Trustee may deem commercially reasonable. The Leasing Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Leasing Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Leasing Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If the Senior Notes are no longer outstanding and the Senior Note Indenture has been satisfied and discharged, the foregoing rights and remedies may be exercised by the Convertible Note Trustee.

                  7. Termination. This Agreement shall terminate automatically ten (10) days following disbursement of all funds remaining in the Leasing Company Escrow Account (including Eligible Cash Equivalents) and the payment in full of the Senior Notes and all other Obligations then due and owing under the Senior Note Indenture, the related guarantees thereunder, the Senior Note Collateral Documents, the Convertible Note Indenture, Convertible Note Guarantees and the Convertible Note Collateral Documents, unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof, not in violation of the Senior Note Indenture or the Convertible Note Indenture; neither the Senior Note Trustee nor the Convertible Note Trustee may agree to terminate this Agreement unless the Senior Note Trustee has received the consent of 100% of the Holders of all of the Senior Notes outstanding or the Convertible Note Trustee has received the consent of 100% of the Holders of all of the Convertible Notes outstanding); provided, however, that the obligations of the Leasing Company under Section 2(d) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement or the resignation of the Escrow Agent; provided, further, however, that until such tenth day, the Leasing Company will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an Escrow Agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

                  8.  Miscellaneous.

                  (a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                  (b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

                  (c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns. Nothing herein shall restrict the Escrow Agent from performing its duties through a sub-agent.

                  (d) Benefit. The parties hereto and their successors and permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the holders of the Senior Notes and their permitted assigns shall be entitled to the benefits hereof and to enforce this Agreement.

                  (e) Time. Time is of the essence with respect to each provision of this Agreement.

                  (f) Entire Agreement; Amendments. This Agreement and the Senior Note Indenture and the Convertible Note Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only in accordance with Article IX of the Senior Note Indenture and Article IX of the Convertible Note Indenture and further by a writing signed by a duly authorized representative of each party hereto.

                  (g) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; (b) three Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (c) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator to the telecopy number set forth below; or (d) one business day following the day timely delivered to a next-day air courier addressed as set forth below:

                  To Escrow Agent:

                           The Bank of New York
                           101 Barclay Street
                           Floor 21 West
                           New York, New York 10286

                  Attention:  Corporate Trust Department

                  Telecopy:   212-815-5915 or 5917

                  To each Trustee:

                           The Bank of New York
                           101 Barclay Street
                           Floor 21 West
                           New York, New York 10286

                  Attention:  Corporate Trust Department

                  Telecopy:   212-815-5915 or 5917

                  To the Leasing Company:

                           PLD Asset Leasing Limited
                           c/o Phoebus, Christos Clerides,
                             N. Pirilides & Associates
                           Stassinos Court
                           Corner of Stassinos Ave.
                             & Ayias Elenis 2
                           3rd Floor, P.O. Box 1884
                           Nicosia, CYPRUS

                  Attention:  Dr. Christos Clerides

                  Telecopy:   02-443015
                  Telephone:  02-366065

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

                  (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (i) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  (j) Choice of Law; Waiver of Jury Trial. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York, or by a United States Court, sitting in New York City. The Leasing Company hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and hereby waives, to the extent permitted by applicable law, the right to a trial by jury in any action or proceeding with the Escrow Agent. All actions and proceedings brought by the Leasing Company against the Escrow Agent relating to or arising from, directly or indirectly, this Agreement shall be litigated only in courts within the State of New York. The Leasing Company waives any objection that it may have to the location of the court in which the Escrow Agent has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.

                  (k) Authority of the Leasing Company; Valid and Binding Agreement. The Leasing Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Leasing Company. The execution, delivery and performance of this Agreement by the Leasing Company does not violate any applicable law or regulation to which the Leasing Company is subject and does not require the consent of any governmental or other regulatory body to which the Leasing Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

                  (l) Authority of the Escrow Agent and the Trustees; Valid and Binding Agreement. Each of the Escrow Agent and the Trustees hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

                  (m) Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Leasing Company
(i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 1633 Broadway, New York, New York 10019 (or any successor), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System (or any successor) and written notice of said service to the Leasing Company (mailed or delivered to Messrs. Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103, Attention: E. Clive Anderson, Esq. shall be deemed in every respect effective service of process upon the Leasing Company in any such suit or proceeding. The Leasing Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such destination and appointment of CT Corporation System (or any successor) in full force and effect so long as any of the Senior Notes shall be outstanding.


                  To the extent that the Leasing Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Leasing Company Escrow Account Agreement as of the day first above written.


ESCROW AGENT:                                 THE BANK OF NEW YORK,
                                              as Escrow Agent



                                              By: /s/ Steven D. Torgeson
                                                  ---------------------------
                                                  Name: Steven D. Torgeson
                                                  Title: Assistant Treasurer


SENIOR NOTE TRUSTEE:                          THE BANK OF NEW YORK,
                                              as Senior Note Trustee



                                              By: /s/ Steven D. Torgeson
                                                  ---------------------------
                                                  Name: Steven D. Torgeson
                                                  Title: Assistant Treasurer


CONVERTIBLE NOTE TRUSTEE:                     THE BANK OF NEW YORK,
                                              as Convertible Note Trustee




                                              By: /s/ Steven D. Torgeson
                                                  ---------------------------
                                                  Name: Steven D. Torgeson
                                                  Title: Assistant Treasurer


Leasing Company:                              PLD ASSET LEASING LIMITED



                                              By:/s/ Clayton A. Waite
                                                 ------------------------
                                                  Name: Clayton A. Waite
                                                  Title: Director

                                    EXHIBIT A


                          Form of Disbursement Request

                    [Letterhead of PLD Asset Leasing Limited]

                                     [Date]

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286

Attention:  Corporate Trust Department

                  Re:      Disbursement Request No.
                           [indicate whether revised]

Ladies and Gentlemen:

                  We refer to the Leasing Company Escrow Agreement, dated as of May 31, 1996 (the "Leasing Company Escrow Agreement") among you (the "Escrow Agent"), The Bank of New York as Senior Note Trustee, The Bank of New York as Convertible Note Trustee, and PLD Asset Leasing Limited, a Cypriot corporation (the "Leasing Company"). Capitalized terms used herein shall have the meaning given in the Leasing Company Escrow Agreement.

                  This letter constitutes a Payment Notice and Disbursement Request under the Leasing Company Escrow Agreement.

                  The undersigned hereby notifies you that the Leasing Company has requested, and has satisfied the conditions contained in Section 11.4 of the Senior Note Indenture for, the release of $______, from the Leasing Company Escrow Account of PLD Asset Leasing Limited which was deposited on ________ as a result of [specify source of deposit, e.g., asset sale of specified assets]
for Net Cash Proceeds of $______ which amount will be invested or used as
follows:                    .

                  In connection with the requested disbursement, the undersigned hereby notifies you that:

                  1. The Senior Notes have [not], as a result of an Event of Default (as defined in the Senior Note Indenture), been accelerated and become due and payable.

                  2. An Opinion of Counsel as required by the Senior Note Indenture is delivered herewith.

                  3. The Collateral Documents have been delivered to the Trustee.

                  4.   [add wire instructions].

                  The Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Disbursement Request.

                                                 PLD ASSET LEASING LIMITED


                                                 By:_____________________
                                                    Name:
                                                    Title:


                  The Senior Note Trustee hereby certifies to the Escrow Agent that it has received the applicable Officers' Certificate described in Section
11.4 of the Senior Note Indenture for the release of the funds to be disbursed pursuant to the foregoing Disbursement Request.


                                                 THE BANK OF NEW YORK, as Senior
                                                 Note Trustee


                                                 By: _______________________
                                                     Name:
                                                     Title:


If applicable:

                  The Convertible Note Trustee hereby certifies to the Escrow Agent that it has received the applicable Officers' Certificate described in
Section 11.8 of the Convertible Note Indenture for the release of the funds to be disbursed pursuant to the foregoing Disbursement Request.


                                                 THE BANK OF NEW YORK, as
                                                 Convertible Note Trustee


                                                 By: _______________________
                                                     Name:
                                                     Title: